                                                                 Exhibit 99.2


                                       Limited Partner:

                                       Partner I.D. Code:
                                                         -------------------

                                       Class:
                                              ------------------------------

                                       Capital Account:  $
                                                          ------------------

                                       No. of Shares Issuable to
                                         Limited Partner based on
                                         Capital Account:                   *
                                                         --------------------



                         PRESIDENTIAL MORTGAGE COMPANY
                        A CALIFORNIA LIMITED PARTNERSHIP

                 Limited Partner Ballot for Restructuring Plan
                        and Election of Cash Out Option

          (IN ORDER TO VOTE YOU MUST COMPLETE AND RETURN THIS BALLOT)

  RETURN THIS BALLOT ON OR BEFORE JUNE ___, 1996 TO:

                        U.S. Stock Transfer Corporation
                        1745 Gardena Avenue, Suite 200
                        Glendale, California  91204-2991

         TO BE COUNTED, THIS BALLOT MUST BE RECEIVED BEFORE 5:00 P.M.
                                            --------
         (PACIFIC TIME) ON JUNE __, 1996, UNLESS EXTENDED BY THE GENERAL PARTNER UNTIL NOT LATER THAN JULY 31, 1996 (THE "EXPIRATION DATE").

         The Restructuring Plan referred to in this Ballot and described in the Proxy Statement/Prospectus of the Partnership dated ________, 1996 (the "Proxy"), will be effectuated, subject to the satisfaction of certain conditions, and thereby made binding on you, if it is accepted by limited partners of the Partnership holding fifty-one percent (51%) of the total capital contributions in the Partnership (excluding any capital contributions of the General Partner of the Partnership). All capitalized terms not otherwise defined herein are used as defined in the Proxy.

         LIMITED PARTNERS WHO VOTE AGAINST THE RESTRUCTURING PLAN OR WHO FAIL TO VOTE WILL BE INELIGIBLE TO ELECT THE CASH OUT OPTION.

         THE GENERAL PARTNER OF THE PARTNERSHIP RECOMMENDS THAT YOU VOTE FOR
                                                                         ---
THE RESTRUCTURING PLAN. A VOTE TO ABSTAIN OR A FAILURE TO RETURN THIS BALLOT WILL BE DEEMED TO BE A VOTE AGAINST THE RESTRUCTURING PLAN.

         IF YOU DO NOT COMPLETE AND RETURN THIS BALLOT SUCH THAT IT IS RECEIVED BY THE EXPIRATION DATE, YOU WILL BE DEEMED TO HAVE VOTED AGAINST THE RESTRUCTURING PLAN.


_______________
* The number of shares is based on an assumed 890,000 shares being issued to all partners of the Partnership. The number may increase if the "Net Tangible Equity" of the Partnership (as defined in the Proxy) is in excess of $8,900,000.


                         PRESIDENTIAL MORTGAGE COMPANY


                                       Limited Partner:

                                       Partner I.D. Code:
                                                         -------------------

                                       Class:
                                              ------------------------------

                                       Capital Account:  $
                                                          ------------------

                                       No. of Shares Issuable to
                                         Limited Partner based on
                                         Capital Account:                   *
                                                         --------------------


         The undersigned, as record owner of Limited Partnership Units of the Partnership, hereby votes as follows:

1. Approval of the Restructuring Plan whereby (a) the Partnership will contribute all of its assets and liabilities to the Corporation in exchange for Common Stock of the Corporation, (b) the business of the Partnership will thereafter be conducted by the Corporation, (c) the Partnership will liquidate and distribute Common Stock of the Corporation to all of the Partnership's partners (other than Limited
           Partners electing the Cash Out Option) pro rata in accordance with their existing capital accounts in the Partnership, and (d) the Corporation will conduct a Rights Offering and a Public Offering all upon the terms described in the Proxy.

           Check one:  FOR ____          AGAINST ____       ABSTAIN ____

2.*        Cash Out Option:  The undersigned hereby elects to receive cash of
           $10 per share for all of the shares of Common Stock receivable by the undersigned in connection with the Restructuring Plan.
           _________      (Initial here only if you want to receive cash equal
            Initial                     ----
                          to $10 per share in lieu of receiving Common
                          Stock) ________


  *IN ORDER TO ELECT THE CASH OUT OPTION, YOU MUST VOTE "FOR" PROPOSAL 1.  CASH
WILL NOT BE PAID TO LIMITED PARTNERS ELECTING THE CASH OUT OPTION UNLESS THE
RESTRUCTURING IS COMPLETED.

           The undersigned hereby represents and warrants that the undersigned is the record owner of the Limited Partnership interests shown in the box appearing in the upper right corner of this ballot, free and clear of all liens, restrictions, charges, encumbrances, and adverse claims, and has full power and authority to vote such interests and to exercise the Cash Out Option.
The undersigned, upon request, will execute and deliver any additional documents deemed by the Partnership or the Corporation to be necessary or desirable to complete the Restructuring, and hereby irrevocably appoints
Presidential Management Company the attorney in fact of the undersigned to execute any documents necessary to complete the Restructuring, subject to the satisfaction of the conditions referred to in the Proxy. All authority herein conferred shall survive the death or incapacity of the undersigned and be binding upon the heirs, executors, administrators, legal and personal representatives, successors and assigns of the undersigned.

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
Dated:_________________________________    __________________________________________
                                           (Signature of Limited Partner)

                                           __________________________________________
                                           (Print Name of Limited Partner)

                                           __________________________________________
                                           (Beneficial Owner, if different)

           THIS BALLOT SUPERSEDES ANY PREVIOUSLY DELIVERED BALLOTS, WHICH BALLOTS ARE NULL AND VOID. THIS BALLOT MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE BY THE SUBMISSION OF A PROPERLY EXECUTED SECOND BALLOT, TOGETHER WITH A LETTER INDICATING THAT THE PRIOR BALLOT HAS BEEN REVOKED.





_______________
* The number of shares is based on an assumed 890,000 shares being issued to all partners of the Partnership. The number may increase if the "Net Tangible Equity" of the Partnership (as defined in the Proxy) is in excess of $8,900,000.